Exhibit 21.01

  SUBSIDIARIES OF THE REGISTRANT

  SUBSIDIARY
JURISDICTION OF ORGANIZATION

  Appalachian Energy Corp.
Nevada

  Applegate Petroleum Management, Inc.
Nevada

  Enhance Oil Recovery Technologies, Inc.
Nevada

  Platina Exploration Corporation
Nevada

  Wildcat Energy Corp.
Nevada

  Oil Recovery Technologies, Inc.
Nevada